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                                                                   EXHIBIT 10.20

     CONSULTING AGREEMENT DATED AS OF APRIL 16, 1997 WITH GEN. ALONZO SHORT

                                    AGREEMENT

Between Alonzo Short, Social Security Number ###-##-####, ( "Consultant"), an individual with an office at Alexandria, VA, and e-Net, Inc. ("e-Net"), a Delaware corporation located at 12800 Middlebrook Rd., Ste.200, Germantown, MD 20874, WHEREAS, e-Net is desirous of acquiring certain services generally offered by Consultant, and WHEREAS, Consultant wishes to provide services to e-Net, NOW, THEREFORE, in consideration hereof, the parties agree as follows :

1.0                          STATEMENT OF WORK
Consultant will provide consulting services to e-Net. These services will require Consultant to spend approximately 5 hours on behalf of e-Net. A portion of these hours will require Consultant to be present at the offices of e-Net. Consultant shall perform services as directed by Robert Veschi, CEO of e-Net.

2.0      PRICE AND PAYMENT
In consideration for the services performed, e-Net agrees to pay one thousand dollars ($1000.00) as a fixed monthly fee. This base fee is payable whether or not any hours are worked as consideration for the engagement of Consultant. All amounts hereunder shall be paid monthly.

3.0      TAXES
Consultant is obligated to pay all federal, state, local or governmental taxes, relating hereto.

4.0                        NONDISCLOSURE AND NONCIRCUMVENTION

The parties hereto may disclose certain information to one another that the owner of such information deems confidential. The parties agree to limit disclosure of such information in accordance with this clause. As used herein, confidential information shall mean any information and data, whether oral or in writing, of a confidential nature, including but not limited to proprietary technical, financial, marketing, operation, performance information, software, costs, profit margins, bidding information, know how, business pricing policies, programs, data systems, inventions, discoveries, trade secrets, or information relating to clients' past, present, or future, or to any research, development or business activities.

The parties agree that the party receiving confidential information understands that such confidential information is regarded by the disclosing party as valuable and agrees to hold such information in confidence and protect it from dissemination to and use by unauthorized persons. In the absence of the disclosing party's written consent, the receiving party shall not publish, reproduce, or disclose such information, in whole or in part, to any third party, nor induce any other person to use any of the designated confidential information. Confidential information is to be designated by the providing party by placing "e-Net Confidential" on any written information provided which is not to be disclosed.

The party receiving the confidential information agrees that it shall neither use this information nor circulate it within its own organization except to the extent necessary for: (a) evaluation of the parties' technical capabilities and products; and (b) any other purpose the disclosing party may hereafter authorize in writing consistent with the purpose of this Agreement.

The party receiving confidential information agrees that it shall use the same degree of care employed by it in safeguarding its own confidential information as well as that of others.

Neither party shall be liable for the inadvertent or accidental disclosure of confidential information provided such party has exercised the required standard of care and further provided that the receiving party has taken all necessary and appropriate precautions to insure that its employees comply with the terms of this Agreement. In the event confidential information is inadvertently or accidentally disclosed, the responsible party shall notify the other in writing and shall take all necessary precautions to avoid further dissemination of the disclosed information as well as precautions to prevent further disclosure.


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This agreement of the parties to hold confidential information of the other party in confidence shall impose no obligation upon the receiving party with respect to any portion of the received confidential information which:

     i. is now or hereafter becomes publicly known or available through no act or omission on the part of the receiving party;

     ii. is known to the receiving party at the time of the receipt of such confidential information;

     iii. has been or is hereafter furnished by the disclosing party to a third party without restriction on disclosure;

     iv. has been or is hereafter furnished to the receiving party by a third party who has obtained such confidential information without restriction on disclosure;

     v. has been or is hereafter disclosed pursuant to the requirement of any Government entity; or

     vi. has been or is hereafter independently developed by the receiving party or a third party.

The rights and obligations of both parties under the terms of this clause shall continue in force for a period of five (5) years after the effective date of this Agreement.

All aspects of e-Net products including, without limitation, programs and their interaction and unique programming techniques employed therein as well as documentation, copyrights, trade secrets, patents and other intellectual property rights related to e-Net products, shall remain the sole and exclusive property of e-Net and its assignors, and shall not be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by Consultant to any person, company or institution other than as set forth by the e-Net in writing. All work product of Consultant hereunder, as well as any related or derived products, ideas, items, or output of any kind, is the sole and exclusive property of e-Net.

Consultant agrees not to disclose the terms of this Agreement to any other party without the consent of e-Net. Consultant agrees not to broker nor to otherwise circumvent the express meaning or intent of this agreement.


5.0                           INDEPENDENT CONTRACTORS

It is expressly agreed that the parties are acting hereunder as independent contractors, and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in an agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other.

6.0                           TERM AND TERMINATION

Either party may terminate this Agreement at any time for any reason. Such termination shall have no effect on the continuing obligation of both parties with regard to 4.0.

7.0      EXPENSES
Consultant shall be allowed to obtain reimbursement for expenses, if such expenses are reasonable and approved by e-Net in advance.

8.0                           GENERAL PROVISIONS

This agreement is subject to the law of the state of Delaware, venue for disputes Montgomery County, Maryland. Neither party will be liable to the other for any indirect or consequential damages relating to or arising out of this agreement. Each party agrees to indemnify and hold harmless the other party for any damage a party suffers as a result of the negligence or intentional wrongful act of a party. Each party agrees that it is responsible for full compliance with all applicable law. Notices required under this agreement shall be provided to each other at their respective principal addresses, which are acknowledged as known to each other. A party may not assign this agreement or any portion thereof without the approval of the other party. Made this 16th day of April, 1997, between the authorized representatives of e-Net and Consultant.



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e-Net                         Consultant



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